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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported):
                                  JUNE 4, 2001


                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



           DELAWARE                              0-30242                             72-1449411
(State or other jurisdiction of          (Commission File Number)         (IRS Employer Identification No.)
        incorporation)
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             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER

     In order to furnish certain exhibits for incorporation by reference into two Registration Statements on Form S-3 of Lamar Advertising Company previously filed with Securities and Exchange Commission (File No. 333-48288 and File No.
333-45490), which Registration Statements were declared effective by the Commission on September 21, 2000 and November 2, 2000, respectively, Lamar
Advertising Company is filing an Underwriting Agreement dated June 4, 2001 among
Lamar, AMFM Operating Inc. and Deutsche Banc Alex. Brown Inc. The Underwriting
Agreement relates to the sale of 8,000,000 shares of Lamar Class A common stock by AMFM to Deutsche Banc Alex. Brown Inc., as underwriter, for $40.00 per share.
The underwriter has exercised its option under the Underwriting Agreement to purchase an additional 1,200,000 shares for $40.00 per share from the Company to cover over-allotments. The offering of the shares will only be made by means of a prospectus, a copy of which can be obtained from Deutsche Banc Alex. Brown
Inc., One South Street, Baltimore, Maryland 21202. After the sale closes, AMFM will own 10,365,073 shares of Lamar Class A common stock, all of which must be disposed of prior to January 1, 2003, under the terms of a consent decree with the United States Department of Justice.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          1.2  Underwriting Agreement dated June 4, 2001 among Lamar, AMFM
               Operating Inc. and Deutsche Banc Alex. Brown Inc. Filed herewith.

          5.3  Opinion of Palmer & Dodge LLP. Filed herewith.

         23.8 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith.)

         23.9  Consent of KPMG LLP. Filed herewith.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 6, 2001                     LAMAR ADVERTISING COMPANY


                                       By: /s/ Keith A. Istre
                                           -------------------------------------
                                           Keith A. Istre
                                           Treasurer and Chief Financial Officer


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                                  EXHIBIT INDEX

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
EXHIBIT NO.          DESCRIPTION
-----------          -----------

 1.2                 Underwriting Agreement dated June 4, 2001 among Lamar, AMFM
                     Operating Inc. and Deutsche Banc Alex. Brown Inc. Filed herewith.

 5.3                 Opinion of Palmer & Dodge LLP.  Filed herewith.
23.8                 Consent of Palmer & Dodge LLP (included as part of their opinion filed herewith.)
23.9                 Consent of KPMG LLP. Filed herewith.
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